EXHIBIT 5.1
November 8, 2006
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813

Re:	Central Pacific Financial Corp. — Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special Hawaii legal counsel for Central Pacific Financial Corp., a Hawaii corporation and a bank holding company (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 8, 2006, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), of up to 600,000 shares of the Company’s common stock, no par value (the “Shares”). This opinion is being rendered at the Company’s request, in connection with the issuance and sale of the Shares subject to the Registration Statement.
          For the purpose of this opinion, we have made certain legal and factual examinations and inquiries and have examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed, for the purpose of this opinion, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the genuineness of the signatures thereon, and the legal capacity of natural persons to execute and perform such documents to which each is a party and to carry out their respective roles therein. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company. We have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act and (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of the Shares.
          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when such Shares have been duly issued, delivered to and paid for by the purchasers thereof pursuant to the terms and conditions described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Central Pacific Financial Corp.
November 8, 2006

          We are admitted to practice law in the State of Hawaii and we express no opinion herein with respect to application or effect of the laws of any jurisdiction other than the laws of the State of Hawaii, as such laws presently exist, including without limitation the federal laws of the United States. Also, we are rendering no opinion concerning compliance with any so-called “Blue Sky” laws of any state or other jurisdiction, including but not limited to Hawaii Revised Statutes Chapter 485. This opinion is limited to the laws of the State of Hawaii, including the rules and regulations thereunder, as in effect on the date hereof. We assume no obligation to revise or supplement this opinion should the laws of the aforementioned jurisdiction change after the date hereof by legislative action, judicial decision or otherwise, or if we become aware of any change in fact after the date of this opinion, even though any such change in fact or law may affect the legal analysis, a legal conclusion or an informational confirmation expressed herein. We undertake no, and hereby disclaim any, obligation to advise you of any change after the date of this opinion in any matter set forth herein.
          This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement, and is not to be otherwise relied upon or used without our prior written consent.
          We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to this firm, if any, in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
          This opinion is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,
/s/ Carlsmith Ball LLP

CARLSMITH BALL LLP